UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2021

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange
5.00% Tangible Equity Units	ELAT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the 2018 Elanco Stock Plan

At the annual meeting of shareholders of Elanco Animal Health Incorporated (“Elanco”) held on May 19, 2021, Elanco’s shareholders approved the amendment and restatement of the 2018 Elanco Stock Plan (as amended and restated, the “Amended 2018 Plan”). The Amended 2018 Plan was approved by Elanco’s Board of Directors (the “Board”) on March 4, 2021, subject to the approval of Elanco’s shareholders, and became effective with such shareholder approval on May 19, 2021.

As a result of such shareholder approval, the Amended 2018 Plan was materially amended and changed to increase the shares authorized for issuance under the Amended 2018 Plan by 9,000,000 shares and modify the share provisions to eliminate share recycling for options as well as full value awards (referred to as PAs and RSUs). Any shares withheld to cover exercise price or income tax liability upon exercise will not be eligible for being reissued from the Amended 2018 Plan, and any shares withheld to cover for income tax liability upon vesting will not be eligible for reissuance from the Amended 2018 Plan.

A more complete description of the terms of the Amended 2018 Plan and the material amendments and modifications thereto can be found in “Notice of Annual Meeting of Shareholders — Proxy Item No. 4 — Approval of the Amended and Restated 2018 Elanco Stock Plan, Including an Amendment to Increase the Number of Shares Authorized for Issuance Thereunder by 9,000,000” (pages 46 through 51) in Elanco’s definitive proxy statement dated March 25, 2021, and filed with the Securities and Exchange Commission on March 25, 2021 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from Elanco’s Proxy Statement are qualified in their entirety by reference to the Amended 2018 Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders

Elanco held its annual meeting of shareholders on May 19, 2021. Voting results for each matter submitted to a vote at the 2021 annual meeting are provided below.

Proposal 1. Election of Directors. All of the nominees nominated by the Board for director were elected to serve for a three-year term ending at the 2024 annual meeting of shareholders or until their respective successors are elected and qualified, by the votes set forth in the table below.

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
William F. Doyle	311,486,687	83,244,313	559,998	23,044,714
Art A. Garcia	211,799,189	182,927,605	564,204	23,044,714
Denise Scots-Knight	211,010,337	183,724,049	556,612	23,044,714
Jeffrey N. Simmons	248,518,711	146,230,797	541,490	23,044,714

Proposal 2. The shareholders ratified the appointment of Ernst & Young LLP as Elanco’s principal independent auditor for 2021, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN
418,089,811	53,257	192,644

Proposal 3. The shareholders approved, by non-binding vote, the compensation of named executive officers, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
382,057,347	12,983,446	250,205	23,044,714

Proposal 4. The shareholders approved the Amended and Restated 2018 Elanco Stock Plan, including an amendment to increase the number of shares authorized for issuance thereunder by 9,000,000, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
383,674,450	11,409,218	207,330	23,044,714

As of the record date of the meeting, 472,799,742 shares of common stock were issued and outstanding.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Elanco Animal Health Incorporated Amended and Restated 2018 Elanco Stock Plan (including related form agreements).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: May 21, 2021	By:	/s/ Todd Young
Name: Todd Young
Title: Executive Vice President and Chief Financial Officer